Echo Environmental, LLC

Consolidated Financial Report

December 31, 2018

Echo Environmental, LLC

Independent Auditor’s Report

To the Board of Managers

Echo Environmental, LLC

We have audited the accompanying consolidated financial statements of Echo Environmental, LLC and its subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheet as of December 31, 2018 and 2017 and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Opinions

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Echo Environmental, LLC and its subsidiaries as of December 31, 2018 and 2017 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that Echo Environmental, LLC will continue as a going concern. As discussed in Notes 1 and 12 to the consolidated financial statements, Echo Environmental, LLC’s operating assets and liabilities were sold on May 20, 2019 to Corrent Resources, LLC (Corrent), leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc. (DGSE), a publicly traded related party through common ownership. The Company has stated that substantial doubt exists about its ability to continue as a going concern due to no longer having operating assets or liabilities to generate future cash flows. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

June 28, 2019

1

Echo Environmental, LLC

Consolidated Balance Sheet

December 31, 2018 and 2017

	2018	2017
Assets
Current Assets
Cash	$610,178	$811,787
Accounts receivable - Net	2,193,340	3,629,988
Inventory (Note 3)	1,265,809	2,149,666
Current assets of discontinued operation (Note 6)	-	1,095,788
Prepaid expenses and other current assets	132,847	189,249
Total current assets	4,202,174	7,876,478
Property and Equipment - Net (Note 4)	614,217	810,928
Other Assets
Noncurrent assets of discontinued operation (Note 6)	-	56,205
Other noncurrent assets	88,997	88,997
Total assets	$4,905,388	$8,832,608
Liabilities and Members’ Deficit
Current Liabilities
Trade accounts payable	$758,134	$1,199,123
Loans from related parties (Note 8)	10,959,649	11,694,703
Current liabilities of discontinued operation (Note 6)	-	605,775
Accrued and other current liabilities:
Accrued compensation	126,887	49,462
Deferred revenue	87,513	164,749
Other accrued liabilities	289,996	545,143
Total current liabilities	12,222,179	14,258,955
Other Long-term Liabilities - Deferred lease obligation - Net of current portion	60,486	109,353
Total liabilities	12,282,665	14,368,308
Members’ Deficit	(7,377,277)	(5,535,700)
Total liabilities and members’ deficit	$4,905,388	$8,832,608

See notes to consolidated financial statements.

2

Echo Environmental, LLC

Consolidated Statement of Operations

Years Ended December 31, 2018 and 2017

	2018	2017
Net Sales	$32,762,433	$35,545,442
Cost of Sales	23,348,878	23,607,546
Gross Profit	9,413,555	11,937,896
Selling, General, and Administrative Expenses	9,511,057	7,945,818
Operating (Loss) Income	(97,502)	3,992,078
Nonoperating Income (Expense)
Other income (expense)	1,100	(172,170)
Interest expense	(563,801)	(627,665)
Total nonoperating expense	(562,701)	(799,835)
(Loss) Income from Continuing Operations	(660,203)	3,192,243
Discontinued Operations (Note 6)
Income from operations of discontinued operations	387,614	182,348
Loss on sale of discontinued operations	(132,785)	-
Net impact of discontinued operations	254,829	182,348
Consolidated Net (Loss) Income	$(405,374)	$3,374,591

See notes to consolidated financial statements.

3

Echo Environmental, LLC

Consolidated Statement of Changes in Members’ Deficit

Years Ended December 31, 2018 and 2017

	Due from Related Parties	Members’ Deficit	Total
Balance - January 1, 2017	$-	$(5,991,583)	$(5,991,583)
Net income	-	3,374,591	3,374,591
Reclassification of amounts due from related parties (Note 8)	(2,918,708)	-	(2,918,708)
Balance - December 31, 2017	(2,918,708)	(2,616,992)	(5,535,700)
Net loss	-	(405,374)	(405,374)
Net increase of amounts due from related parties (Note 8)	(1,436,203)	-	(1,436,203)
Balance - December 31, 2018	$(4,354,911)	$(3,022,366)	$(7,377,277)

See notes to consolidated financial statements.

4

Echo Environmental, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows from Operating Activities
Net (loss) income	$(405,374)	$3,374,591
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	241,742	321,796
Loss on settlement of note receivable	-	215,000
Bad debt recovery	(10,000)	-
Loss on disposal of subsidiary	132,785	-
Cash flow from discontinued operations	(54,978)	235,099
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	2,327,648	(976,329)
Inventory	883,857	850,704
Prepaid expenses and other assets	56,402	334,373
Accounts payable	(440,989)	308,243
Deferred revenue and other accrued liabilities	(303,825)	(201,151)
Net cash provided by operating activities	2,427,268	4,462,326
Cash Flows from Investing Activities
Purchase of property and equipment	(45,027)	(76,189)
Cash sold with disposal of subsidiary, net of consideration received	(412,593)	-
Net activity on related party accounts receivable	(1,436,203)	(1,749,998)
Payment on note receivable	-	580,000
Net cash used in investing activities	(1,893,823)	(1,246,187)
Cash Flows Used in Financing Activities - Net payments on related party loans	(735,054)	(2,450,931)
Net (Decrease) Increase in Cash	(201,609)	765,208
Cash - Beginning of year	811,787	479,985
Less Cash of Discontinued Operations	-	(433,406)
Cash - End of year	$610,178	$811,787

Supplemental Cash Flow Information - Cash paid for interest	$564,000	$628,000

See notes to consolidated financial statements.

5

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 1 - Nature of Business

Echo Environmental, LLC and its subsidiaries (collectively, the “Company”) are large-scale processors of circuit boards and electronic waste. The Company is committed to fast and cost-efficient service to many different industries that need to recycle electronic components. The Company processes the electronics it receives in its 175,000-square-foot facility located in Carrollton, Texas. The Company is a wholly owned subsidiary of Elemetal, LLC (Elemetal) and is included in Elemetal, LLC’s consolidated financial statements. The Company was formerly known as Elemetal Recycling, LLC.

On May 20, 2019, the Company’s operating assets and liabilities were sold to Corrent Resources, LLC (Corrent), leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc. (DGSE), a publicly traded related party through common ownership (see Note 12).

Note 2 - Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Echo Environmental, LLC and all of its wholly owned and majority-owned subsidiaries. During the year, the Company disposed of one subsidiary, LBJ Metals, LLC (LBJ). Subsidiaries that meet the discontinued operations criteria are presented separately and labeled as discontinued operations in the consolidated financial statements. During 2017, the Company added a new subsidiary, ITAD, LLC (ITAD). All material intercompany accounts and transactions have been eliminated in consolidation.

Management’s Plans

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As discussed in Notes 1 and 12 to the consolidated financial statements, Echo Environmental, LLC’s operating assets and liabilities were sold on May 20, 2019 to Corrent Resources, LLC, leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc., a publicly traded related party through common ownership. The Company has stated that substantial doubt exists about its ability to continue as a going concern due to no longer having operating assets or liabilities to generate significant future cash flows.

The Company did not receive any significant proceeds from the sale, as they were used to pay down the parent company’s outstanding debt (see Note 8). Management acknowledged that, without those cash proceeds, the Company would be unable to meets its obligations.

Accordingly, substantial doubt remains regarding the ability of the Company to continue as a going concern during the following year.

Credit Risk, Major Customers, and Suppliers

Amounts due from one major customer made up approximately 31 percent and 46 percent of accounts receivable as of December 31, 2018 and 2017, respectively. Sales to the same major customer, a smelter, constituted approximately 32 percent and 43 percent of total sales for the years ended December 31, 2018 and 2017, respectively.

Amounts due from two other nonsmelter major customers made up approximately 25 percent of accounts receivable as of December 31, 2018. Sales to these customers constituted approximately 15 percent of total sales for the year ended December 31, 2018. There were no significant concentrations of receivables or sales to nonsmelter customers as of or for the year ended December 31, 2017.

Amounts due to one major supplier made up 41 percent of accounts payable as of December 31, 2018.

Amounts due to three major suppliers made up 47 percent of accounts payable as of December 31, 2017.

6

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 2 - Significant Accounting Policies (Continued)

Commodity Risk

The market price of metals contained in circuit boards, future production levels, and operating costs could materially affect operating cash flow and profitability. Many of the factors affecting these risks are beyond the Company’s control.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash, accounts receivable, and accounts payable approximate their fair value due to the short maturity of such instruments.

Trade Accounts Receivable

The Company’s accounts receivable include amounts for metals with low-grade smelters that are recorded based on the fair market value of the underlying metals. At December 31, 2018 and 2017, receivables based on metal prices approximated $343,000 and $2,130,000, respectively, and are included in total accounts receivable on the consolidated balance sheet.

Trade accounts receivable potentially subject the Company to concentrations of credit risk. The Company provides products to its customers based upon an evaluation of the customers’ financial condition generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors the exposure for credit losses and, when necessary, will purchase credit insurance or refrain from shipping materials.

The balance in accounts receivable primarily reflects amounts due from smelters that are not yet due to be paid and other receivables for delivered de-manufactured product. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance is determined on a customer specific allowance basis. There was a $270,000 and $280,000 allowance for a related party trade account receivable at December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their useful lives. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Amortization of the equipment under capital leases is computed using the straight-line method over five years and is included in depreciation expense. Costs of maintenance and repairs are charged to expense when incurred.

Accounts Payable

The Company’s accounts payable include amounts for electronic scrap that are payable once the material is analyzed. Additionally, the Company values payables for undetermined payable amounts based upon the current estimated value of the scrap. At December 31, 2018 and 2017, these unsettled payables approximated $126,000 and $360,000, respectively, and are included within other accrued liabilities on the consolidated balance sheet.

Revenue Recognition

Revenue from the sale of inventory is recognized by the Company when delivery has occurred and title and risk of loss have passed to the buyer. Sales are made in accordance with sales contracts where the price is fixed or determinable. Payments received in advance of product shipment are recorded as deferred revenue and recognized when title has been transferred to the customer.

7

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 2 - Significant Accounting Policies (Continued)

Shipping and Handling Costs

The Company records shipping and handling costs for the delivery of finished goods in operating expenses in the consolidated statement of operations. Total shipping and handling costs for 2018 and 2017 approximated $2,697,000 and $2,240,000, respectively.

Income Taxes

The Company and its wholly owned subsidiaries are treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Change in Accounting Principle

As of January 1, 2017, the Company adopted new guidance related to the measurement of certain inventories. Under the new guidance, inventories are measured at the lower of cost or net realizable value (NRV), with NRV based on selling prices in the ordinary course of business, less costs of completion, disposal, and transportation. Previously, certain inventories were measured at the lower of cost or market, with market generally based on replacement costs, adjusted for other factors.

Upcoming Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance using one of two retrospective application methods. The Company has not yet determined which application method it will use. The Company has begun to analyze the new standard, but has not yet determined the impact on the timing or amount of revenue. The Company will expand the financial statement disclosures in order to comply with the new ASU.

8

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 2 - Significant Accounting Policies (Continued)

The FASB issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2020 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 7, that will be reported on the consolidated balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The new guidance will be effective for the Company’s year ending December 31, 2021. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. Early adoption for all companies is permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact this standard will have on the financial statements; however, the impact is not expected to be significant.

Subsequent Events

The consolidated financial statements and related disclosures include evaluation of events up through and including June 28, 2019, which is the date the financial statements were available to be issued.

Note 3 - Inventory

Inventory at December 31, 2018 and 2017 consists of the following:

	2018	2017

Unprocessed scrap materials	$110,628	$229,243
Processed scrap materials	324,479	511,083
In-transit processed materials	830,702	1,409,340

Total	$1,265,809	$2,149,666

Inventories principally include processed and unprocessed electronic scrap materials. The value of the material is derived from recycling the precious and other scrap metals included in the scrap. The unprocessed and processed materials are carried at the lower of the average cost of the material during the month of purchase or NRV. The in-transit material is carried at lower of cost or market using the retail method. Under the retail method, the valuation of the inventory at cost and the resulting gross margins are calculated by applying a cost to retail ratio to the retail value of the inventory.

The inventory serves as collateral for borrowing by Elemetal Refining, LLC and is included in its collateral base.

9

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 4 - Property and Equipment

Property and equipment are summarized as follows:

			Depreciable
	2018	2017	Life - Years

Machinery and equipment	$1,879,021	$1,859,317	5-7
Transportation equipment	12,000	12,000	5
Furniture and fixtures	34,830	28,871	5-7
Computer equipment and software	129,153	129,153	3-5
Leasehold improvements	173,789	154,424	7

Total cost	2,228,793	2,183,765

Accumulated depreciation	1,614,576	1,372,837

Net property and equipment	$614,217	$810,928

Depreciation expense was approximately $256,000 for the year ended December 31, 2018. Included in this amount is approximately $14,000 related to discontinued operations. Depreciation expense was approximately $339,000 for the year ended December 31, 2017. Included in this amount is approximately $17,000 related to discontinued operations.

Note 5 - Adjustment of Sale Price

In December 2016, the Company completed the sale of its majority interest in Alpha Omega Recycling, Inc. (AORI). The Company exchanged its ownership interest in AORI for total consideration valued at $1,010,000. Included in this compensation was a note receivable for $790,000 that bears interest at 5 percent per annum, paid in quarterly payment amounts of $15,679, which includes interest at 5 percent. Additionally, $205,000 was included as a receivable in other current assets and was due by March 30, 2017 per the stock sale agreement.

In April 2017, the sale agreement for the AORI interest was amended to include only the aggregate purchase price of $780,000. This resulted in a loss on the note receivable and other receivable of $215,000. Additionally, the amended agreement relieved AORI of all other payables to Echo, which resulted in an additional loss on receivables of $66,000.

Note 6 - Discontinued Operations

In November 2018, the Company completed the sale of its wholly owned subsidiary, LBJ Metals, LLC. The Company exchanged its ownership interest in LBJ for total consideration of $10. The major classes of revenue and expenses of LBJ included in discontinued operations for the years ended December 31, 2018 and 2017 are as follows:

	2018	2017

Net sales	$15,463,753	$10,211,085
Cost of goods sold	(14,539,320)	(9,232,643)
Selling and general and administrative expenses	(536,819)	(796,094)
Loss on sale of discontinued operations	(132,785)	-

Net income attributed to discontinued operations	$254,829	$182,348

10

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 6 - Discontinued Operations (Continued)

The following table summarizes the components included within total assets and liabilities of discontinued operations within the Company’s consolidated balance sheet as of December 31, 2017:

Assets:
Cash	$433,406
Accounts receivable	299,540
Inventories	300,180
Prepaid expenses	62,662
Property and equipment	56,205

Total assets classified as held for sale in the consolidated balance sheet	$1,151,993

Liabilities:
Trade accounts payable	$439,177
Deferred revenue	36,538
Accrued and other current liabilities	130,060

Total liabilities classified as held for sale in the consolidated balance sheet	$605,775

Note 7 - Operating Leases

The Company is obligated under operating leases primarily for building rent, expiring at various dates through 2021. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was approximately $726,000 and $642,000 for the years ended December 31, 2018 and 2017, respectively.

Future minimum annual commitments under these operating leases are as follows:

Years Ending
December 31	Amount
2019	$777,000
2020	794,000
2021	104,000

Total	$1,675,000

In connection with the operating lease for its warehouse and office space, the Company was granted certain lease incentives. Deferred lease incentives reflected in the accompanying consolidated balance sheet are being amortized on a straight-line basis over the term of the lease. Deferred lease incentives totaled approximately $78,000 and $109,000 as of December 31, 2018 and 2017, respectively, and are included within other accrued liabilities and deferred lease obligation on the Company’s consolidated balance sheet.

The Company subleases a portion of this warehouse space to two unrelated entities (including the new owners of LBJ). Sublease rentals to be received in the future under these noncancelable subleases total approximately $863,000 through July 2021 due in monthly installments ranging from approximately $10,000 to $25,000 per month. Rental income under the subleases was approximately $314,000 and $288,000 for 2018 and 2017, respectively, and is included as a reduction of operating expense on the consolidated statement of operations.

11

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 8 - Related Party Transactions

The following is a description of transactions between the Company and related parties, which include companies that have some common ownership with Elemetal members:

Accounts Receivable

At December 31, 2018 and 2017, the Company had accounts receivable from related parties totaling approximately $4,625,000 and $3,199,000, respectively. Approximately $270,000 and $280,000 of these amounts is reserved, as discussed in Note 2. During 2017, the Company determined that the remaining advances to related parties should be treated as equity transactions due to management’s determination of the uncertainty of the source of repayment. As a result, the amount is classified as contra equity on the consolidated statement of members’ deficit.

Loans Payable

The Company has approximately $10,960,000 and $11,674,000 in outstanding loans payable to related parties at December 31, 2018 and 2017, respectively. Included in this amount is approximately $10,810,000 and $11,510,000 payable to Elemetal Refining, LLC at December 31, 2018 and 2017, respectively. This loan bears interest at 5 percent per annum and is mainly used to fund inventory, smelter receivables, and previous losses. Interest expense of approximately $564,000 and $627,000 was incurred during 2018 and 2017, respectively, related to this loan. The remaining loan balance of approximately $150,000 at both December 31, 2018 and 2017 is to another related party that does not bear interest.

The parent company has guaranteed the debt agreement of one of its other operating subsidiaries. Under the guarantee agreement, the parent company has pledged its assets and the assets of its other subsidiaries, which include substantially all of Echo Environmental, LLC’s assets, as collateral for the underlying debt. As part of the subsequent sale (see Note 12), the parent’s lender waived and released its claims.

Note 9 - Retirement Plans

Substantially all nontemporary employees of the Company are eligible to participate in a 401(k) plan sponsored by Elemetal. The plan provides that the Company, an eligible employer of the plan, will make a required matching contribution up to 15 percent of employee contributions, not to exceed 6 percent of the employee’s eligible wages. Company contributions to the plan were approximately $12,000 and $18,000 for the years ended December 31, 2018 and 2017, respectively.

Note 10 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis at December 31, 2018 and 2017 and the valuation techniques used by the Company to determine those fair values.

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs, such as interest rates and yield curves, that are observable at commonly quoted intervals.

12

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 10 - Fair Value Measurements (Continued)

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company’s policy is to recognize transfers between levels of the fair value hierarchy as of the end of the reporting period. For the years ended December 31, 2018 and 2017, there were no transfers between levels of the fair value hierarchy.

The fair value of accounts receivable and accounts payable at December 31, 2018 and 2017 was determined primarily based on Level 2 inputs. The Company estimates the fair value of these investments based upon the then-current published spot market price for the respective metals upon which the fair value is based.

	Assets and Liabilities Measured at Fair Value on a Recurring Basis at
	December 31, 2018
	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable	Unobservable	Balance at
	Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2018
Assets - Accounts receivable	$-	$343,083	$-	$343,083
Liabilities - Accounts payable	$-	$126,093	$-	$126,093

	Assets and Liabilities Measured at Fair Value on a Recurring Basis at
	December 31, 2017
	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable	Unobservable	Balance at
	Assets	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2017
Assets - Accounts receivable	$-	$2,130,329	$-	$2,130,329
Liabilities - Accounts payable	$-	$359,739	$-	$359,739

Note 11 - Contingencies

The Company is a wholly owned subsidiary of Elemetal, LLC. Elemetal has subsidiaries that are subject to a variety of legal compliance risks. These risks include compliance with regulations regarding anti -money laundering laws and other compliance obligations from the U.S. Department of Treasury, Financial Crimes Enforcement Network (FinCEN), and the Internal Revenue Service.

In 2016, Elemetal began cooperating with the U.S. government’s investigation of the South American gold trade. During 2016, Elemetal directed indirect subsidiary NTR Metals Miami, LLC to discontinue purchasing metal from certain South American countries as a precautionary measure. In early 2017, Elemetal formally closed all operations of NTR Metals Miami, LLC and terminated the employees involved in the South American gold purchases. Shortly thereafter, the U.S. government charged three former employees of NTR Metals Miami, LLC with money laundering.

13

Echo Environmental, LLC

Notes to Consolidated Financial Statements

December 31, 2018 and 2017

Note 11 - Contingencies (Continued)

In March 2018, Elemetal pled guilty to one count of failure to maintain an adequate anti- money laundering program and agreed to a fine of $15,000,000. The fine is to be paid through forfeiting a claim to gold held by the Republic of Peru in an amount of approximately $9,600,000, a cash payment of $1,000,000 paid at the time of execution of the plea, and the remaining amount to be paid in equal, semiannual payments over a five-year probation term. The court approved the agreement on May 24, 2018.

In conjunction with the sale of all assets of the Company subsequent to year end, as described in Note 1, the parent’s lender has waived and released its claims.

While the Company may not be directly impacted by the regulations, noncompliance by Elemetal may directly or indirectly have a significant impact on the Company’s operations, liquidity, or reputation in a particular period due to impacts on Elemetal’s financing, liquidity, and reputation.

Note 12 - Subsequent Events

On May 20, 2019, the Company’s operating assets and liabilities were sold to Corrent Resources, LLC, leaving only the related party accounts receivable and loans payable with the Company. Corrent is a wholly owned subsidiary of DGSE Companies, Inc., a publicly traded related party through common ownership. As part of the sale agreement, the parent’s lender waived and released its claims.

14